March 1, 2019

Harbor Funds Distributors, Inc.

111 South Wacker Drive, 34th Floor

Chicago, Illinois 60606-4302

Re:	Distribution Agreement (the “Agreement”)

Ladies and Gentlemen:

Attached is an amendment to the Agreement dated July 1, 2013, as amended, between Harbor Funds (the “Trust”) and you. Pursuant to §15 of the Agreement, the Trust proposes that the Agreement be amended to replace Exhibit A to the Agreement which lists all of the series of the Trust which are included in and are covered by the Agreement.

Please indicate your acceptance of the foregoing by executing this agreement.

Sincerely,

Harbor Funds

By:
Erik D. Ojala
Chief Compliance Officer

Agreed and Accepted:
Harbor Funds Distributors, Inc.

By:
Charles F. McCain
Chief Executive Officer

P.O. Box 804660 | Chicago, Illinois 60680-4108

800-422-1050 | www.harborfunds.com

Distributed by Harbor Funds Distributors, Inc.

EXHIBIT A

Domestic Equity Funds:
1.	Harbor Capital Appreciation Fund
2.	Harbor Strategic Growth Fund
3.	Harbor Mid Cap Growth Fund
4.	Harbor Small Cap Growth Fund
5.	Harbor Small Cap Growth Opportunities Fund
6.	Harbor Large Cap Value Fund
7.	Harbor Mid Cap Value Fund
8.	Harbor Small Cap Value Fund
9.	Harbor Small Cap Value Opportunities Fund

International and Global Equity Funds:
10.	Harbor International Fund
11.	Harbor Diversified International All Cap Fund
12.	Harbor Overseas Fund
13.	Harbor International Small Cap Fund
14.	Harbor International Growth Fund
15.	Harbor Global Leaders Fund
16.	Harbor Emerging Markets Equity Fund

Fixed Income Funds:
17.	Harbor Convertible Securities Fund
18.	Harbor High-Yield Bond Fund
19.	Harbor High-Yield Opportunities Fund
20.	Harbor Bond Fund
21.	Harbor Core Bond Fund
22.	Harbor Real Return Fund

Money Market Fund:
23.	Harbor Money Market Fund

Target Retirement Funds:
24.	Harbor Target Retirement Income Fund
25.	Harbor Target Retirement 2015 Fund
26.	Harbor Target Retirement 2020 Fund
27.	Harbor Target Retirement 2025 Fund
28.	Harbor Target Retirement 2030 Fund
29.	Harbor Target Retirement 2035 Fund
30.	Harbor Target Retirement 2040 Fund
31.	Harbor Target Retirement 2045 Fund
32.	Harbor Target Retirement 2050 Fund
33.	Harbor Target Retirement 2055 Fund

P.O. Box 804660 | Chicago, Illinois 60680-4108

800-422-1050 | www.harborfunds.com

Distributed by Harbor Funds Distributors, Inc.